As filed with the Securities and Exchange Commission on November 18, 2005

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 18 2005

Tri-Valley Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-31852	87-0505222
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5555 Business Park South, Suite 200
Bakersfield, California 93309
(Address of principal executive office)

Issuer's telephone number: 661-864-0500

Item 3.02 Unregistered Sales of Equity Securities

Tri-Valley Corporation has sold 100,000 restricted shares of common stock, together with warrants to purchase 33,333 common shares at an exercise price of $12.00 per share for two years, to an accredited investor at $10.00 per share. The sale was made in a privately negotiated transaction in reliance on the exemption from registration requirements contained in Section 4(2) of the Securities Act of 1933, and pending expected approval by the American Stock Exchange.

This sale was made on November 18, 2005, after the open market close. The closing market price on November 18 was $9.97 per share. The sale also occurred after the Company’s public announcement of the commencement of operations on its Monarch calcium carbonate mine after the market opened on November 16, 2005. The Company plans to use the proceeds to assist in exploiting asset purchases.
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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2005	TRI-VALLEY CORPORATION /s/ F. Lynn Blystone
F. Lynn Blystone, President and Chief Executive Officer